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                                                               Sub-Item 77Q1(a)

               BYLAWS OF INVESCO VAN KAMPEN SENIOR INCOME TRUST,
                          A DELAWARE STATUTORY TRUST

                        Adopted effective May 15, 2012
               Capitalized terms not specifically defined herein
            shall have the meanings ascribed to them in the Trust's
  Amended and Restated Agreement and Declaration of Trust (the "Agreement").

                                   ARTICLE I
                                    OFFICES

   Section 1. Registered Office. The registered office of Invesco Van Kampen Senior Income Trust (the "Trust") shall be at the offices of The Corporation Trust Company in the County of New Castle, State of Delaware.

   Section 2. Other Offices. The Trust may also have offices at such other places both within and without the State of Delaware as the Trustees may from time to time determine or the business of the Trust may require.

                                  ARTICLE II
                                   TRUSTEES

   Section 1. Meetings of the Trustees. The Trustees of the Trust may hold meetings, both regular and special, either within or without the State of Delaware. Meetings of the Trustees may be called orally or in writing by or at the direction of the Chair or his or her designee or by a majority of the Trustees. Meetings of the Board of Trustees and any committee or sub-committee thereof may be held in person or by telephonic or other electronic means.

   Section 2. Regular Meetings. Regular meetings of the Board of Trustees shall be held each year, at such time and place as the Board of Trustees may determine.

   Section 3. Notice of Meetings. Notice of the time, date, and place of all meetings of the Board of Trustees and any committee or sub-committee thereof shall be given to each Trustee, committee member or sub-committee member, as applicable, (i) by telephone, telex, telegram, facsimile, electronic-mail, or other electronic mechanism sent to his or her home or business address at least twenty-four hours in advance of the meeting; (ii) in person at another meeting of the Board of Trustees or such committee or sub-committee, as applicable; or
(iii) by written notice mailed or sent via overnight courier to his or her home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee, committee member or sub-committee member who attends a meeting of the Board of Trustees or any committee or sub-committee thereof without objecting to the lack of notice or who signs a waiver of notice either before or after such meeting.

   Section 4. Quorum. At all meetings of the Board of Trustees and any committee or sub-committee thereof, one-third of the Trustees then in office or one-third of the committee members or sub-committee members (but in no event less than two Trustees, committee members or sub-committee members), as applicable, shall constitute a quorum for the transaction of business. The act of a majority of the Trustees, committee members or sub-

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committee members present at any meeting at which there is a quorum shall be the act of the Board of Trustees or such committee or sub-committee, as applicable, except as may be otherwise specifically provided by applicable law or by the Governing Instrument. If a quorum shall not be present at any meeting of the Board of Trustees or any committee or sub-committee thereof, the Trustees, committee members or sub-committee members, as applicable, present thereat may adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

   Section 5. Designation, Powers, and Names of Committees; Sub-Committees; Committee Charters. Subject to Section 4.3 of the Agreement, the Board of Trustees may, by resolution passed by a majority of the whole Board, designate one or more committees, including ad hoc committees to address specified issues, each of which may, if deemed advisable by the Board of Trustees, have a written Charter. Each committee shall consist of two or more of the Trustees of the Trust. The Board may designate one or more Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Each committee, other than ad hoc committees, shall have a written charter governing its membership, duties and operations, and the Board shall designate the powers of each such committee in its charter. Each committee, to the extent provided in the resolution and/or in such committee's charter, if applicable, shall have and may exercise the powers of the Board of Trustees in the management of the business and affairs of the Trust; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in the place of any such absent or disqualified member. Any committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Trustees and/or as set forth in the written charter of such committee or committees, if applicable. The Board of Trustees may terminate any such committee at its discretion. Subject to Section 4.3 of the Agreement, the Board of Trustees may, by resolution passed by a majority of the whole Board, establish one or more sub-committees of any committee, and the membership, duties and operations of each such sub-committee shall be set forth in the written charter of the applicable committee.

   Section 6. Chair; Vice Chair. The Board of Trustees shall have a Chair, who shall be a Trustee. The Chair shall be elected by a majority of the Trustees, including a majority of the Trustees who are not "interested persons," as such term is defined in the 1940 Act. The Board of Trustees may also have a Vice Chair, who shall be a Trustee. The Vice Chair shall be elected by a majority of the Trustees, including a majority of the Trustees who are not "interested persons," as such term is defined in the 1940 Act. The Chair shall preside at all meetings of the Shareholders and the Board of Trustees, if the Chair is present, shall approve the agendas of all meetings of the Shareholders and the Board of Trustees and shall establish rules for the orderly conduct of meetings of the Shareholders and the Board of Trustees. The Chair shall have such other powers and duties as shall be determined by the Board of Trustees, and shall undertake such other assignments as may be requested by the Board of Trustees. If the Chair shall not be present, the Vice Chair, if any, shall preside at all meetings of the Shareholders and the Board of Trustees, if the Vice Chair is present. The Vice Chair shall have such other powers and duties as shall be determined by the Chair or the Board of Trustees, and shall undertake such other assignments as may be requested by the Chair or the Board of Trustees.

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                                  ARTICLE III
                                   OFFICERS

   Section 1. Executive Officers. The executive officers shall include a Principal Executive Officer, a President, one or more Vice Presidents, which may include one or more Executive Vice Presidents and/or Senior Vice Presidents (the number thereof to be determined by the Board of Trustees), a Principal Financial Officer, a Chief Legal Officer, a Chief Compliance Officer, a Treasurer, a Secretary and an Anti-Money Laundering Compliance Officer. The Board of Trustees may also in its discretion appoint Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board may determine. The Board of Trustees may fill any vacancy that may occur in any office. Any two offices, except for those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument on behalf of the Trust in more than one capacity, if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by two or more officers.

   Section 2. Term of Office. Unless otherwise specifically determined by the Board of Trustees, the officers shall serve at the pleasure of the Board of Trustees. If the Board of Trustees in its judgment finds that the best interests of the Trust will be served, the Board of Trustees may remove any officer of the Trust at any time with or without cause. The Trustees may delegate this power to the President (without supervision by the Trustees) with respect to any other officer. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Trustees or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

   Section 3. Principal Executive Officer. The Principal Executive Officer shall be the chief executive officer of the Trust and shall generally manage the business and affairs of the Trust. The Principal Executive Officer shall be responsible for making the certifications required of the Trust's principal executive officer by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder by the Securities and Exchange Commission (the "Commission").

   Section 4. President; Vice Presidents. The President and one or more Vice Presidents, which may include one or more Executive Vice Presidents and/or Senior Vice Presidents, shall have and exercise such powers and duties of the Principal Executive Officer in the absence or inability to act of the Principal Executive Officer, as may be assigned to them, respectively, by the Board of Trustees or, to the extent not so assigned, by the Principal Executive Officer. In the absence or inability to act of the Principal Executive Officer, the powers and duties of the Principal Executive Officer not otherwise assigned by the Board of Trustees or the Principal Executive Officer shall devolve first upon the President, then upon the Executive Vice Presidents, then upon the Senior Vice Presidents, and finally upon the Vice Presidents, all in the order of their election. If both the Chair and the Vice Chair are absent, or if the Chair is absent and there is no Vice Chair, the President shall, if present, preside at all meetings of the Shareholders.

   Section 5. Principal Financial Officer. The Principal Financial Officer, who shall also have a title of at least Vice President, shall be the chief financial officer of the Trust and shall generally manage the financial affairs of the Trust. The Principal Financial Officer shall be responsible for making the certifications required of the Trust's principal financial officer by

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Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder.

   Section 6. Chief Legal Officer. The Chief Legal Officer, who shall also have a title of at least Senior Vice President, shall generally manage the legal affairs of the Trust. The Chief Legal Officer shall be responsible for receiving up-the-ladder reports within the Trust of any evidence of material violations of securities laws or breaches of fiduciary duty or similar violations by the Trust, as required by Section 307 of the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder.

   Section 7. Chief Compliance Officer. The Chief Compliance Officer, who shall also have a title of at least Senior Vice President, shall be responsible for administering the Trust's policies and procedures adopted pursuant to Rule 38a-1(a)(1) under the 1940 Act.

   Section 8. Treasurer. The Treasurer shall have the care and custody of the funds and securities of the Trust and shall deposit the same in the name of the Trust in such bank or banks or other depositories, subject to withdrawal in such manner as these Bylaws or the Board of Trustees may determine. The Treasurer shall, if required by the Board of Trustees, give such bond for the faithful discharge of duties in such form as the Board of Trustees may require.

   Section 9. Secretary. The Secretary shall (a) have custody of the seal of the Trust, if any; (b) if requested, attend meetings of the Shareholders, the Board of Trustees, and any committees or sub-committees of Trustees; (c) keep or cause to be kept the minutes of all meetings of Shareholders, the Board of Trustees and any committees or sub-committees thereof; and (d) issue all notices of the Trust. The Secretary shall have charge of the Shareholder records and such other books and papers as the Board may direct, and shall perform such other duties as may be incidental to the office or which are assigned by the Board of Trustees.

   Section 10. Anti-Money Laundering Compliance Officer. The Anti-Money Laundering Compliance Officer shall have such powers and duties as are set forth in the Anti-Money Laundering Program adopted by the Trust pursuant to the USA PATRIOT Act of 2001 and the rules promulgated thereunder, as such Program may be amended from time to time.

   Section 11. Assistant Officers. Assistant officers, which may include one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, shall perform such functions and have such responsibilities as the Board of Trustees may assign to them or, to the extent not so assigned, by the President, Vice President(s), Secretary or Treasurer, as applicable.

   Section 12. Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds, or securities that may come into his or her hands.

   Section 13. Authorized Signatories. Unless a specific officer is otherwise designated in these Bylaws or in a resolution adopted by the Board of Trustees, the proper officers of the Trust for executing agreements, documents and instruments other than Internal Revenue Service forms shall be the Principal Executive Officer, the President, any Vice President, the

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Principal Financial Officer, the Chief Legal Officer, the Chief Compliance
Officer, the Treasurer, the Secretary, the Anti-Money Laundering Compliance Officer, any Assistant Vice President, any Assistant Treasurer or any Assistant Secretary. Unless a specific officer is otherwise designated in these Bylaws or in a resolution adopted by the Board of Trustees, the proper officers of the Trust for executing any and all Internal Revenue Service forms shall be the Principal Executive Officer, the President, any Vice President, the Principal Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary.

                                  ARTICLE IV
                           MEETINGS OF SHAREHOLDERS

   Section 1. Purpose. All meetings of the Shareholders for the election of Trustees shall be held at such time and place as may be fixed from time to time by the Trustees, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Trustees and stated in the notice indicating that a meeting has been called for such purpose. Meetings of Shareholders may be held for any other purpose determined by the Trustees and may be held at such time and place, within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. At all meetings of the Shareholders, every Record Owner entitled to vote on a matter to be voted on by such Shares shall be entitled to vote on such matter at such meeting either in person or by written proxy signed by the Record Owner or by his duly authorized attorney in fact. A Record Owner may duly authorize such attorney in fact through written, electronic, telephonic, computerized, facsimile, telecommunication, telex or oral communication or by any other form of communication. Unless a proxy provides otherwise, such proxy is not valid more than eleven months after its date. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Record Owner shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

   Section 2. Election of Trustees. All meetings of Shareholders for the purpose of electing Trustees shall be held on such date and at such time as shall be designated from time to time by the Trustees and stated in the notice of the meeting, at which the Shareholders shall elect the number of Trustees as provided in the Agreement and as the notice for such meeting shall state are to be elected, and transact such other business as may properly be brought before the meeting in accordance with Section 1 of this Article IV.

   Section 3. Notice of Meetings. Written notice of any meeting stating (a) the place, date, and hour of the meeting and (b) the purpose or purposes for which the meeting is called, shall be given to each Shareholder entitled to vote on a matter to be voted on by such shares at such meeting not less than ten days before the date of the meeting in accordance with Article V hereof.

   Section 4. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the Agreement, may be called by the Chair or by a majority of the Trustees. For the avoidance of doubt, Shareholders shall have no power to call special meetings of Shareholders.

   Section 5. Conduct of Meeting. Business transacted at any meeting of Shareholders shall be limited to (a) the purpose stated in the notice, (b) such other matters as are permitted to

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be presented at the meeting in accordance with Section 15 of this Article IV, and (c) the adjournment of such meeting in accordance with Section 14 of this
Article IV.

   Section 6. Quorum. A majority of the outstanding Shares entitled to vote at a Shareholders' meeting, which are present in person or represented by proxy, shall constitute a quorum at the Shareholders' meeting, except when a larger quorum is required by applicable law or the requirements of any securities exchange on which Shares are listed for trading, in which case such quorum shall comply with such requirements. Quorum shall be determined with respect to the meeting as a whole regardless of whether particular matters have achieved the requisite vote for approval, but the presence of a quorum shall not prevent any adjournment at the meeting pursuant to Section 14 of this Article IV.

   Section 7. Organization of Meetings.

       (a) The meetings of the Shareholders shall be presided over by the Chair, or if the Chair shall not be present, by the Vice Chair, if any, or if the Vice Chair shall not be present or if there is no Vice Chair, by the President, or if the President shall not be present, by a Vice President, or if no Vice President is present, by a chair appointed for such purpose by the Board of Trustees or, if not so appointed, by a chair appointed for such purpose by the officers and Trustees present at the meeting. The Secretary of the Trust, if present, shall act as Secretary of such meetings, or if the Secretary is not present, an Assistant Secretary of the Trust shall so act, and if no Assistant Secretary is present, then a person designated by the Secretary of the Trust shall so act, and if the Secretary has not designated a person, then the meeting shall elect a secretary for the meeting.

       (b) The Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Trustees, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in such meeting to shareholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the chairman shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent otherwise determined by the Board of Trustees or the chair of the meeting, meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

   Section 8. Voting Standard. When a quorum is present at any meeting, the vote of the Shares as set forth in the Agreement shall decide any question brought before such meeting, unless a different vote is required by the express provision of applicable law, the Governing Instrument or applicable contract, in which case such express provision shall govern and control the decision of such question. Where a separate vote by classes is required, the preceding sentence shall apply to such separate votes by classes.

   Section 9. Voting Procedure. Each Record Owner as of the record date established pursuant to Section 13 of this Article IV shall be entitled to one vote for each whole Share and a

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proportionate fractional vote for each fractional Share owned of record on the record date by such Shareholder.

   Section 10. Action Without Meeting. Unless otherwise provided in the Agreement or applicable law, any action required to be taken at any meeting of the Shareholders, or any action which may be taken at any meeting of the Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Shares of a class of Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares of such class entitled to vote thereon were present and voted. Prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those Shareholders of such class of Shares who have not consented in writing.

   Section 11. Broker Non-Votes. At any meeting of Shareholders, the Trust will consider broker non-votes, if any, as "entitled to vote, " and therefore present for purposes of determining whether a quorum is present at the meeting and the percentage of outstanding Shares present in person or by proxy and entitled to vote at the meeting.

   Section 12. Abstentions. At any meeting of Shareholders, the Trust will consider abstentions, if any, as "entitled to vote," and therefore present for purposes of determining whether a quorum is present at the meeting and the percentage of outstanding Shares present in person or by proxy and entitled to vote at the meeting.

   Section 13. Record Date for Shareholder Meetings and Consents. In order that the Trustees may determine the Record Owners entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to action in writing without a meeting, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than ninety nor less than ten days before the original date upon which the meeting of Shareholders is scheduled. A determination of Record Owners of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Trustees may fix a new record date for the adjourned meeting so long as notice of the adjournment and the new record and meeting dates are given to the Shareholders.

   Section 14. Adjournments.

       (a) If (1) a quorum is not present or represented at any meeting of the Shareholders convened on the date for which it was called, or (2) a quorum is present at a meeting of Shareholders but sufficient votes to approve a proposal have not been received, then the affirmative vote of a majority of Shares present in person or by proxy and entitled to vote at the meeting (even though not constituting a quorum), or the chair of the meeting in his or her discretion, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting. At such adjourned meeting, provided a quorum is present, any business may be transacted that might have been transacted at the meeting as originally notified.

       (b) A meeting of Shareholders may be adjourned from time to time without further notice to Shareholders to a date not more than 120 days after the original meeting date. A meeting of Shareholders may not be adjourned for more than 120 days after the original

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meeting date without giving the Shareholders notice of the adjournment and the new meeting date.

       (c) In voting for adjournment, the persons named as proxies may vote their proxies (including those marked "withhold," "against" or "abstain") in favor of one or more adjournments of the meeting, or the chair of the meeting may call an adjournment, provided such Persons determine that such adjournment is reasonable and in the best interests of Shareholders and the Trust, based on a consideration of such factors as they may deem relevant.

   Section 15. Advance Notice of Shareholder Nominees for Trustee and Other Shareholder Proposals.

       (a) The matters to be considered and brought before any annual or special meeting of Shareholders of the Trust shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section.

       (b) For any matter to be properly brought before any annual meeting of Shareholders, the matter must be:

          (1) Specified in the notice of annual meeting given by or at the direction of the Board of Trustees;

          (2) Otherwise brought before the annual meeting by or at the direction of the Board of Trustees; or

          (3) Brought before the annual meeting in the manner specified in this Section by a Record Owner at the time of the giving of notice provided for in this Section, on the record date for such meeting and at the time of the meeting, or a Shareholder (a "Nominee Holder") that holds voting securities entitled to vote at meetings of Shareholders through a nominee or "street name" holder of record and can demonstrate to the Trust such indirect ownership and such Nominee Holder's entitlement to vote such securities, and is a Nominee Holder at the time of the giving of notice provided for in this Section, on the record date for such meeting and at the time of the meeting.

       (c) In addition to any other requirements under applicable law and the Governing Instrument of the Trust, persons nominated by Shareholders for election as Trustees of the Trust and any other proposals by Shareholders shall be properly brought before the meeting only if notice of any such matter to be presented by a Shareholder at such meeting of Shareholders (the "Shareholder Notice") shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year. A person may be nominated by a Shareholder for election as a Trustee of the Trust only by a holder of a class of Shares entitled to vote on the election of such nominee.

       (d) If and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such Shareholder Notice shall be given in the manner

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provided herein by the later of the close of business on (i) the date ninety
(90) days prior to such Other Annual Meeting Date or (ii) the tenth (10th) day following the date such Other Annual Meeting Date is first publicly announced or disclosed; provided, however, that if the Other Annual Meeting Date was disclosed in the proxy statement for the prior year's annual meeting, than the dates for receipt of the Shareholder Notice shall be calculated in accordance with Section 15(c) above based on such Other Annual Meeting Date and disclosed in the proxy statement for the prior year's annual meeting.

       (e) Notwithstanding anything in these Bylaws to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees of the Trust is increased and either all of the nominees for Trustee or the size of the increased Board of Trustees are not publicly announced or disclosed by the Trust at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a Shareholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not later than the close of business on the tenth (10th) day following the first date all of such nominees or the size of the increased Board of Trustees shall have been publicly announced or disclosed.

       (f) Any Shareholder desiring to nominate any person or persons (as the case may be) for election as a Trustee or Trustees of the Trust shall deliver, as part of such Shareholder Notice:

          (1) A statement in writing with respect to the person or persons to be nominated (a "Proposed Nominee") setting forth:

              (A) The name, age, business address, residence address and principal occupation or employment of the Proposed Nominee;

              (B) The number and class of all Shares of the Trust owned of record and beneficially by each such Proposed Nominee and the date(s) of acquisition of such Shares, together with records evidencing such holdings;

              (C) The name of each nominee holder of Shares owned beneficially but not of record by such Proposed Nominee, the number and class of such Shares held by each such nominee holder and the date(s) of acquisition of such Shares, together with records evidencing such holdings;

              (D) The number and class of all Shares (i) which the Proposed Nominee has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other Person or group with which the Proposed Nominee or its "affiliate" or "associate," as those terms are defined in Rule 12b-2, or any successor rule, under the 1934 Act, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares, or which is its "affiliate" or "associate" as so defined;

              (E) The information regarding each such Proposed Nominee required by paragraph (b) of Item 22 of Rule 14a-101 under the 1934 Act, adopted by the

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       Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Commission applicable to the Trust);

              (F) Whether such Shareholder believes any Proposed Nominee will be an "interested person" of the Trust (as defined in the 1940 Act), and, if not an "interested person", information regarding each Proposed Nominee that will be sufficient for the Trust to make such determination; and

              (G) A description of any agreement, arrangement or understanding, whether written or oral (including any derivative or short positions, profit interests, options or similar rights and borrowed or loaned shares) that has been entered into as of the date of the Shareholder Notice by, or on behalf of, such Proposed Nominee (i) the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such Proposed Nominee; or (ii) related to such nomination;

              (H) Each such Proposed Nominee's signed consent to serve as a Trustee of the Trust if elected; and

              (I) Each Proposed Nominee's written representation that he or she is not ineligible under Section 9(a) of the 1940 Act and is not covered by, or subject to a proceeding regarding Section 9(b) of the 1940 Act and an agreement to complete and execute the Trust's form of trustee questionnaire.

            (2) Such other information as is required by Section 15(h) below.

       (g) Any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before the meeting shall deliver, as part of such Shareholder Notice:

            (1) The text of the proposal to be presented;

            (2) A brief written statement of the reasons why such Shareholder favors the proposal; and

            (3) Any material interest of such Shareholder in the matter proposed (other than as a Shareholder).

       (h) Any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before the meeting or to elect Proposed Nominees shall deliver, as part of such Shareholder Notice:

            (1) In the case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of, and entitlement to vote, securities at the meeting of Shareholders;

            (2) A representation whether the Shareholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies from Shareholders in support of such proposal or nomination;

            (3) Any other information relating to such Shareholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such Person with respect to the proposed business to be brought by such Person before the annual meeting pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder, whether or not such Person intends to deliver a proxy statement or solicit proxies; and

            (4) A statement in writing with respect to the Shareholder and the beneficial owner, if any, on whose behalf the proposal is being made setting forth:

              (A) The name and address of such Shareholder, as they appear on the Trust's books, and of such beneficial owner;

              (B) The number and class of Shares which are owned beneficially and of record by such Shareholder and such beneficial owner, and the date(s) of acquisition of such shares, together with records evidencing such holdings;

              (C) The name of each nominee holder of Shares owned beneficially but not of record by such Shareholder and beneficial owner, and the number and class of such Shares held by each such nominee holder, and the date(s) of acquisition of such shares, together with records evidencing such holdings;

              (D) The number and class of all Shares (i) which the Shareholder has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other Person or group with which the nominating Shareholder or its "affiliate" or "associate," as those terms are defined in Rule 12b-2, or any successor rule, under the 1934 Act, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares, or which is its "affiliate" or "associate" as so defined; and

              (E) A description of any agreement, arrangement or understanding, whether written or oral (including any derivative or short positions, profit interests, options or similar rights and borrowed or loaned shares) that has been entered into as of the date of the Shareholder Notice by, or on behalf of, such Shareholder or such beneficial owners
         (i) the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such Shareholder or such beneficial owner; or
         (ii) related to such proposal.

       (i) A Shareholder providing notice of any nomination or other business proposed to be brought before an annual meeting of Shareholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in the notice of the annual meeting delivered pursuant to Section 3 of this Article shall be true and correct as of the record date for determining the Record Owners entitled to receive notice of the annual meeting of Shareholders and such update and supplement shall be received by the Secretary at the principal executive offices of the Trust not later than five (5) business days before the record date for determining the Shareholders entitled to receive notice of the annual meeting of Record Owners.

       (j) Notwithstanding the foregoing provisions of this Article, unless otherwise required by law, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the annual meeting or special meeting of Shareholders of the Trust to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Trust. For purposes of this Article, to be considered a qualified representative of the Shareholder, a Person must be a duly authorized officer, manager or partner of such Shareholder or must be authorized by a writing executed by such Shareholder delivered by such Shareholder to act for such Shareholder as proxy at the meeting of Shareholders and such Person must deliver a copy of such writing to the acting secretary at the meeting of Shareholders.

       (k) As used herein, shares "beneficially owned" shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the 1934 Act.

       (l) Only such matters shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of Shareholders at which Trustees are to be elected:

            (1) Pursuant to the Trust's notice of meeting;

            (2) By or at the direction of the Board of Trustees; or

            (3) Provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by:

                (A) Any Shareholder of the Trust who is a Record Owner of record at the time of giving of notice provided for in this Section, at the record date for such meeting and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section; or

                (B) A Nominee Holder that holds voting securities entitled to vote at meetings of Shareholders through a nominee or "street name" holder of record and can demonstrate to the Trust such indirect ownership and such Nominee Holder's entitlement to vote such securities, and is a Nominee Holder at the time of giving of notice provided for in this Section, at the record date for such meeting and at the time of the special meeting, and who is entitled to vote at the meeting and has complied with the notice procedures set forth in this Section.

       (m) In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any Record Owner or Nominee Holder, meeting the requirements of Section 15(l)(3) above, may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Trust's notice of meeting, if the appropriate Shareholder Notice shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not later than the close of business on the tenth (10th) day following the day on which the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting is publicly announced or disclosed.

       (n) For purposes of this Section, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Trust with the Commission.

       (o) In no event shall the adjournment of an annual or special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section.

       (p) This Section shall not apply to Shareholder proposals made pursuant to Rule 14a-8 under the 1934 Act.

       (q) The chair of any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section and, if not so given, shall direct and declare at the meeting that such nominees and other matters are out of order and/or shall not be considered.

                                   ARTICLE V
                                    NOTICES

   Section 1. Methods of Giving Notice. Whenever, under the provisions of applicable law or of the Governing Instrument, notice is required to be given to any Trustee or Shareholder, it shall not, unless otherwise provided herein, be construed to mean personal notice, but such notice may be given orally in person, or by telephone (promptly confirmed in writing) or in writing, by mail addressed to such Trustee at his or her last given address or to such Shareholder at his address as it appears on the records of the Trust, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Trustees or members of a committee or sub-committee may also be given by telex, telegram, facsimile, electronic-mail or via overnight courier. If sent by telex or facsimile, notice to a Trustee or member of a committee or sub-committee shall be deemed to be given upon transmittal; if sent by telegram, notice to a Trustee or member of a committee or sub-committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company; if sent by electronic-mail, notice to a Trustee or member of a committee or sub-committee shall be deemed to be given and shall be presumed valid when the Trust's electronic-mail server reflects the electronic-mail message as having been sent; and if sent via overnight courier, notice to a Trustee or member of a committee or sub-committee shall be deemed to be given when delivered against a receipt therefor.

   Section 2. Written Waiver. Whenever any notice is required to be given under the provisions of applicable law, or of the Governing Instrument, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VI
                   UNCERTIFICATED SHARES AND SHARE OWNERSHIP

   Section 1. Uncertificated Shares. Except as otherwise required by applicable law, the rules of any exchange on which the Trust is listed or the Governing Instrument, the Trust shall not issue share certificates and no Shareholder shall have the right to demand or require that a certificate be issued to him, her or it.

   Section 2. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

   Section 3. Record Owners Book. The Trust shall keep or cause to be kept a Shareholder book, which may be maintained by means of computer systems, containing the names, alphabetically arranged, of all persons who are Record Owners of the Trust, showing their places of residence, the number and class of any Shares held by them, respectively, and the dates when they became the record owners thereof.

   Section 4. Registered Shareholders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim of interest in such Share or Shares on the part of any other person, whether or not it shall have express or other notice hereof.

   Section 5. Record Date for Receiving Dividends and Other Actions. In order that the Trustees may determine the Record Owners entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action (other than the record date for meetings of shareholders as set forth in Section 13 of Article IV), the Board of Trustees may fix a record date, which record date (i) shall be set forth in the resolution or resolutions authorizing the payment of such dividend or other lawful action and (ii) shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees.

                                  ARTICLE VII
                              GENERAL PROVISIONS

   Section 1. Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absences of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

   Section 2. Severability. The provisions of these Bylaws are severable. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

   Section 3. Headings. Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.

                                 ARTICLE VIII
                                INDEMNIFICATION

   Section 1. Indemnification.

       (a) To the maximum extent permitted by law, the Trust shall indemnify any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding (other than a proceeding by or in the right of the Trust) by reason of the fact that such person is or was a Covered Person, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

       (b) To the maximum extent permitted by law, the Trust shall indemnify any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by or in the right of the Trust to procure a judgment in its favor by reason of the fact that such person is or was a Covered Person, against expenses actually and reasonably incurred by that person in connection with the investigation, defense or settlement of such proceeding.

       (c) Notwithstanding any provision to the contrary contained herein, no Covered Person shall be indemnified for any expenses, judgments, fines, amounts paid in settlement, or other liability or loss arising by reason of disabling conduct or for any proceedings by such Covered Person against the Trust. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the person engaged in disabling conduct.

       (d) Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in these Bylaws shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of these Bylaws or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

   Section 2. Advance Payment of Indemnification Expenses. To the maximum extent permitted by law, the Trust shall advance to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Trustee or officer of the Trust the expenses actually and reasonably incurred by such person in connection with the defense of such proceeding in advance of its final disposition. To the maximum extent permitted by law, the Trust may advance to any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a Covered Person (other than a Trustee or officer of the Trust) the expenses actually and reasonably incurred by such person in connection with the defense of such proceeding in advance of its final disposition. Notwithstanding any provision to the contrary contained herein, the Trust shall not advance expenses to any Covered Person (including a Trustee or officer of the Trust) unless:

       (a) the Trust has received an undertaking by or on behalf of such Covered Person that the amount of all expenses so advanced will be paid over by such person to the Trust unless it is ultimately determined that such person is entitled to indemnification for such expenses; and

       (b) (i) such Covered Person shall have provided appropriate security for such undertaking; (ii) the Trust shall be insured against losses by reason of any lawful advance payments; or (iii) either (1) the Trustees, by the vote of a majority of a quorum of qualifying Trustees (as defined in Section 6 below), or
(2) independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that such Covered Person ultimately will be found entitled to indemnification.

   Section 3. Determination of Entitlement to Indemnification. Any indemnification required or permitted under this Article VIII (unless ordered by a court) shall be made by the Trust only as authorized in the specific case upon a reasonable determination, based upon a review of the facts, that the Covered Person is entitled to indemnification because (i) he or she is not liable by reason of disabling conduct, or (ii) in cases where there is no liability, he or she has not engaged in disabling conduct. Such determination shall be made by (i) the vote of a majority of a quorum of qualifying Trustees; or (ii) if there are no such Trustees, or if such Trustees so direct, by independent legal counsel in a written opinion. Notwithstanding anything to the contrary in Section 2 of this Article VIII, if a determination that a Covered Person engaged in disabling conduct is made in accordance with this Section 3, no further advances of expenses shall be made, and all prior advances, and insurance premiums paid for by the Trust, if applicable, must be repaid.

   Section 4. Contract Rights. With respect to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Covered Person, the rights to indemnification conferred in Section 1 of this Article VIII, and with respect to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Trustee or officer of the Trust, the advancement of expenses conferred in Section 2 of this Article VIII shall be contract rights. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VIII (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any such person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification, or adoption). Any amendment or modification of, or adoption of any provision inconsistent with, this Article VIII (or any provision hereof), that has the effect of positively affecting any right to indemnification or advancement of expenses granted to any such person pursuant hereto, shall not apply retroactively to any person who was not serving as a Trustee, officer, employee or agent of the Trust at the time of such amendment, modification or adoption.

   Section 5. Claims.

       (a) If (X) a claim under Section 1 of this Article VIII with respect to any right to indemnification is not paid in full by the Trust within sixty days after a written demand has been received by the Trust or (Y) a claim under
Section 2 of this Article VIII with respect to any right to the advancement of expenses is not paid in full by the Trust within thirty days after a written demand has been received by the Trust, then the Covered Person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Trust to recover the unpaid amount of the claim.

       (b) If successful in whole or in part in any suit brought pursuant to
Section 5(a) of this Article VIII, or in a suit brought by the Trust to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the Covered Person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the Covered Person from whom the Trust sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Trust the reasonable expenses (including attorneys' fees) of prosecuting or defending such suit.

   Section 6. Definitions. For purposes of this Article VIII: (a) references to "Trust" include any domestic or foreign predecessor entity of this Trust in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction; (b) the term "disabling conduct" means willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the Covered Person's office with the Trust; (c) the term "expenses" includes, without limitations, attorneys' fees; (d) the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative; and (e) the term "qualifying Trustee" means any Trustee who is not an interested person (as defined in the 1940 Act) of the Trust and is not a party to the proceeding.

                                  ARTICLE IX
                                  AMENDMENTS

   Section 1. Amendments by Trustees. These Bylaws may be altered or repealed only by the affirmative vote of at least two-thirds (66 2/3%) of the Board of Trustees, without the vote or approval of the Shareholders, at any regular or special meeting of the Board of Trustees without prior notice. The Trustees shall not adopt Bylaws which are in conflict with the Agreement and any apparent inconsistency shall be construed in favor of the Agreement.

                                                               Sub-Item 77Q1(a)

                             CERTIFICATE OF TRUST
                                      OF
                    INVESCO VAN KAMPEN SENIOR INCOME TRUST

   This Certificate of Trust of Invesco Van Kampen Senior Income Trust (the "Trust"), is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

   1. Name. The name of the trust formed hereby is Invesco Van Kampen Senior Income Trust.

   2. Registered Office; Registered Agent. The business address of the Trust's registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801, New Castle County. The name of the Trust's registered agent at such address is The Corporation Trust Company.

   3. Investment Company. The Trust will be a registered investment company under the Investment Company Act of 1940, as amended.

   4. Effective Date. This Certificate of Trust shall be effective upon filing.

   IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                                  /s/ John M. Zerr
                                                  ------------------------------
                                                  Name:  John M. Zerr
                                                  Title: Trustee

                                                               Sub-Item 77Q1(a)

       DECLARATION OF TRUST, dated as of March 27, 2012, by the individual trustee identified on the signature page hereto (the "Trustee"). The Trustee hereby agrees as follows:

       1. The trust created hereby (the "Trust") shall be known as "Invesco Van Kampen Senior Income Trust" in which name the Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued.

       2. The Trustee hereby declares that he will hold the trust estate in trust for such persons as are or may become entitled to a beneficial interest in the trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code (S) 3801 et seq., and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware. The Trust is hereby established by the Trustee for the purpose of becoming a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and engaging in such other activities as are necessary, convenient or incidental thereto.

       3. The Trustee intends to enter into an amended and restated Agreement and Declaration of Trust and to appoint additional trustees thereunder to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such amended and restated Agreement and Declaration of Trust, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as required by law.

       4. The following persons be, and they hereby are, elected to the offices listed opposite their names, each to serve (a) until the first meeting of the Board of Trustees and until his successor shall have been elected and shall have qualified, (b) until his death or (c) until he shall have resigned or have been removed by the Trustee:

           Colin Meadows  President and Principal Executive Officer

           Sheri Morris   Treasurer and Principal Financial Officer

           John M. Zerr   Secretary and Chief Legal Officer

       5. The Trustee and the officers of the Trust are hereby authorized:
(i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form 8-A (including any pre-effective or post-effective amendments thereto) relating to the registration of the securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), (b) the Notification of Registration on Form N-8A relating to the registration of the Trust under the 1940 Act, and
(c) any additional filing, request, report or application or amendment thereto with the Commission that may be required from time to time under the 1940 Act, the Securities Act of 1933, as amended (the "1933 Act") or the 1934 Act, and the rules and regulations promulgated thereunder; (ii) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the securities of the Trust under the securities or "blue sky" laws of such jurisdictions as the

                                                               Sub-Item 77Q1(a)

Trustee and officers may deem necessary or desirable; (iii) to negotiate the terms of, and execute on behalf of the Trust, such investment advisory agreements and other contracts among the Trust and any other persons relating to the operation of the Trust or the issuance of the securities of the Trust, satisfactory to each such party and (iv) to make any and all necessary filings and to take any and all actions, including, without limitation, the execution and delivery of any and all documents, amendments, certificates or other instruments, that they, together with and upon the advice of counsel, shall deem necessary or advisable to conduct the business of the Trust, such determination to be conclusively evidenced by the taking of such actions and steps and the execution and delivery of such documents, amendments, certificates or other instruments.

       6. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed in an amended and restated Agreement and Declaration of Trust. The sole Trustee may resign upon acceptance of the trusts by the additional trustees appointed by the sole Trustee.

       7.(a) The Trustees and the officers of the Trust (the "Fiduciary Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Trustees or any holder of the Trust's securities (the Trust and any holder of the Trust's securities being a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration of Trust or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

         (b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the trust estate.

       8. The Trust shall, to the fullest extent permitted by applicable law,

          (a) indemnify and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration of Trust, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of gross negligence or willful misconduct with respect to such acts or omissions; and

          (b) advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to

                                                               Sub-Item 77Q1(a)

time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

       9. The provisions of Section 8 shall survive the resignation or removal of the Fiduciary Indemnified Persons.

       10. The Trust may terminate without issuing any securities at the election of the Trustees.

       11. This Declaration of Trust and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.

       IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.


                                                  /s/ John M. Zerr
                                                  ------------------------------
                                                  John M. Zerr

                                                               Sub-Item 77Q1(a)

            AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                                      OF

                    INVESCO VAN KAMPEN SENIOR INCOME TRUST

       AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST of Invesco Van Kampen Senior Income Trust is made the 15th day of May, 2012 by the parties signatory hereto, as Trustees, and by each person who becomes a Shareholder in accordance with the terms hereinafter set forth;

       WHEREAS the Trust was formed on April 2, 2012 by its sole Trustee by the filing of a Certificate of Trust with the office of the Secretary of State of the State of Delaware pursuant to a Declaration of Trust, dated as of March 27, 2012 (the "Original Declaration");

       WHEREAS the Trust has been formed to carry on the business of a closed-end management investment company as defined in the 1940 Act;

       WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware statutory trust in accordance with the provisions of the Delaware Statutory Trust Act, as amended from time to time, and the provisions hereinafter set forth; and

       WHEREAS pursuant to the provisions of the Original Declaration, the Board of Trustees desires to amend and restate the Original Declaration in the manner hereinafter set forth.

       NOW, THEREFORE, the Trustees hereby declare that:

       (i) the Original Declaration is amended and restated in its entirety in the manner hereinafter set forth;

       (ii) they will hold all cash, securities and other assets that they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of Shares as hereinafter set forth; and

       (iii) this Amended and Restated Agreement and Declaration of Trust and the Bylaws shall be binding in accordance with their terms on every Trustee, by virtue of having become a Trustee of the Trust, and on every Shareholder, by virtue of having become a Shareholder of the Trust, pursuant to the terms of this Agreement and the Bylaws.

                                   ARTICLE I
              NAME, DEFINITIONS, PURPOSE AND CERTIFICATE OF TRUST

   Section 1.1 Name. The name of the statutory trust is Invesco Van Kampen Senior Income Trust, and the Trustees may transact the Trust's affairs in that name or any other name as the Board of Trustees may from time to time designate. The Trust shall constitute a Delaware statutory trust in accordance with the Delaware Act.

   Section 1.2 Offices of the Trust. The Board may at any time establish offices of the Trust at any place or places where the Trust intends to do business.

   Section 1.3 Registered Agent and Registered Office. The name of the registered agent of the Trust and the address of the registered office of the Trust are as set forth in the Certificate of Trust.

   Section 1.4 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided in the Governing Instrument:

   (a) "Affiliated Person," "Commission," "Company," "Person," and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder;

   (b) "Agreement" means this Amended and Restated Agreement and Declaration of Trust, as it may be amended or amended, restated or supplemented, including without limitation, supplements relating to Preferred Shares, if any, from time to time;

   (c) "Board of Trustees" or "Board" shall mean the governing body of the Trust, that is comprised of the number of Trustees of the Trust fixed from time to time pursuant to Article III hereof, having the powers and duties set forth herein;

   (d) "Bylaws" means the Bylaws of the Trust as amended from time to time by the Trustees;

   (e) "Certificate of Trust" shall mean the certificate of trust of the Trust filed on April 2, 2012 with the office of the Secretary of State of the State of Delaware as required under the Delaware Act, as such certificate may be amended or restated from time to time;

   (f) "class" or "class of Shares" refers to the division of Shares into two or more classes as provided in Section 2.1;

   (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder;

   (h) "Covered Person" means a person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trustees as a director, trustee, partner, officer, employee or agent of another foreign or domestic corporation, trust, partnership, joint venture or other enterprise;

   (i) "Delaware Act" refers to the Delaware Statutory Trust Act, 12 Del. C.
       (S) 3801 et seq., as such Act may be amended from time to time;

   (j) "Governing Instrument" means collectively, this Agreement, the Bylaws, and any instrument or resolution establishing preferred shares, all amendments to this Agreement and the Bylaws, all written committee and sub-committee charters adopted by the Trustees, and every resolution of the Trustees or any committee or sub-committee of the Trustees that by its terms is incorporated by reference into this Agreement or stated to constitute part of the Trust's Governing Instrument, in each case as of the date of the adoption of each such resolution or amendment or modification thereto;

   (k) "Majority Shareholder Vote" means the vote of "a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Trust with each class of Shares voting together as a single class, except to the extent the 1940 Act or the Governing Instrument requires the separate vote of one or more classes of Shares, in which case the applicable proportion of such classes of Shares voting as a separate class, as the case may be, will be required;

   (l) "Majority Trustee Vote" means the vote of a majority of the Trustees then in office;

   (m) "1933 Act" means the Securities Act of 1933, as amended from time to time, and the rules promulgated thereunder;

   (n) "1940 Act" means the Investment Company Act of 1940, as amended from time to time, and the rules promulgated thereunder;

   (o) "Record Owner" means, as of any particular time, a record owner of Shares of the Trust shown on the books of the Trust or the Trust's transfer agent as then issued and outstanding at such time;

   (p) "Registration Statement" means a registration statement of the Trust relating to Shares filed with the Commission under the 1933 Act and/or the 1940 Act, and all amendments to such registration statement, as in effect from time to time. The "effective date" of a Registration Statement shall be the date on which such Registration Statement (and any amendments thereto) is declared effective by the Commission, or becomes effective pursuant to the 1933 Act and/or the 1940 Act;

   (q) "series" or "series of Shares" refers to the designation of Shares into one or more series as provided in Section 2.1;

   (r) "Shareholder" means, as of any particular time, an owner of Shares, whether beneficially or of record, of the Trust;

   (s) "Shares" means the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require;

   (t) "Trust" means Invesco Van Kampen Senior Income Trust, the Delaware statutory trust formed under the Original Declaration, as amended and restated by this Agreement, and by filing of the Certificate of Trust with the office of the Secretary of State of the State of Delaware and governed by this Agreement, as such instruments may be further amended, restated or supplemented from time to time;

   (u) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust, or by the Trustees on behalf of the Trust; and

   (v) "Trustees" means the natural persons who have signed this Agreement as trustees so long as they shall continue to serve as trustees of the Trust in accordance with the terms hereof, and all other natural persons who may from time to time be duly appointed as Trustee in accordance with the provisions of Section 3.4, or elected as Trustee by the Shareholders, and reference herein to a Trustee or to the Trustees shall refer to such natural persons in their capacity as Trustees hereunder.

       In this Agreement or in any amended, restated or supplemented Agreement, references to this Agreement, and all expressions like "herein," "hereof," and "hereunder," shall be deemed to refer to this Agreement as amended, restated or supplemented. All expressions like "his," "he," and "him," shall be deemed to include the feminine and neuter, as well as masculine, genders.

   Section 1.5 Purpose. The purpose of the Trust is to conduct, operate and carry on the business of a closed-end management investment company registered under the 1940 Act investing primarily in securities and other financial instruments or property, and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Agreement.

                                  ARTICLE II
                         SHARES OF BENEFICIAL INTEREST

   Section 2.1 Shares of Beneficial Interest.

   (a) The Trustees may, without Shareholder approval, authorize one or more classes of Shares (which classes may be designated as one or more series), with Shares of each such class or series having such par value and such preferences, voting powers, terms of redemption, if any, and special or relative rights or privileges (including conversion rights, if any) as the Trustees may determine. Subject to applicable law, the Trustees may, without Shareholder approval, authorize the Trust to issue subscription or other rights representing interests in Shares to existing Shareholders or other persons subject to such terms and conditions as the Trustees may determine. The number of Shares of each class or series authorized shall be unlimited, and, unless otherwise provided in the Governing Instrument, the Shares so authorized may be represented in part by fractional shares. The Trustees may without Shareholder approval from time to time divide or combine the Shares of any class or series into a greater or lesser number without thereby changing the proportionate beneficial interest in the class or series. All Shares issued hereunder, including without limitation, Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of shares, when issued on the terms determined by the Trustees, shall be fully paid and nonassessable.

   (b) The Shares shall initially be designated as one class, a class of an unlimited number of common Shares, no par value (the "Common Shares"), having the powers, preferences, rights, qualifications, limitations and restrictions described below. The Trust may also, from time to time, issue a class of an unlimited number of preferred Shares, (the "Preferred Shares"), having such par value, powers, preferences, rights, qualifications, limitations and restrictions as shall be set forth in a written instrument or resolution or resolutions adopted by the Trustees. Following the issuance of Preferred Shares, when no Preferred Shares or series of Preferred Shares remain outstanding, the Trustees shall adopt a resolution eliminating such Preferred Shares or Preferred Shares of the applicable series, subject to the right of the Trustees to issue Preferred Shares or Preferred Shares of a series pursuant to a future resolution or resolutions. To the extent that the Trustees authorize and issue Preferred Shares, they are hereby authorized and empowered to amend, restate or supplement this Agreement as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement, restatement or amendment shall be filed as is necessary.

   (c) Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by the 1940 Act or the Governing Instrument.

   (d) Subject to any Board resolution establishing and designating a class of Shares, Shareholders shall have no preemptive or other right to subscribe for new or additional authorized, but unissued Shares or other securities issued by the Trust.

   (e) Subject to the rights of the holders of Preferred Shares, if any, dividends or other distributions, when, as and if declared by the Board, shall be shared equally by the holders of Common Shares on a share for share basis. Subject to the rights of the holders of Preferred Shares, if any, in the event of the termination of the Trust, the holders of the Common Shares shall be entitled to receive pro rata the net distributable assets of the Trust.

   (f) Any Trustee, officer or other agent of the Trust, and any organization in which any such Person has an economic or other interest, may acquire, own, hold and dispose of Shares in the Trust, whether such Shares are authorized but unissued, or already outstanding, to the same extent as if such Person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell and may purchase such Shares from any such Person or any such organization, subject to the limitations, restrictions or other provisions applicable to the sale or purchase of such shares herein, the 1940 Act and other applicable law.

   Section 2.2 Other Securities. The Trustees may, subject to the requirements of the 1940 Act and the Governing Instrument, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including debt securities or other senior securities. The Trustees are also authorized to take such actions and retain such Persons as they see fit to offer and sell such securities.

   Section 2.3 Personal Liability of Shareholders. No Shareholder of the Trust shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholder or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than (i) such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise, or (ii) any indemnification payment owed to the Trust by the Shareholder pursuant to
Section 8.5. The Shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation of personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit.

   Section 2.4 Derivative Actions. In addition to the requirements set forth in
Section 3816 of the Delaware Act, a Shareholder or Shareholders may bring a derivative action on behalf of the Trust only if the following conditions are met:

       (a) The Shareholder or Shareholders must make a pre-suit demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of Trustees to bring such an action is not likely to succeed. For purposes of this Section 2.4, a demand on the Board of Trustees shall be deemed not likely to succeed and therefore excused only if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not "independent trustees" (as such term is defined in the Delaware Act);

       (b) Unless a demand is not required under Section 2.4(a), Shareholders eligible to bring such derivative action under the Delaware Act who hold at least a majority of the outstanding Shares of the Trust shall join in the demand for the Board of Trustees to commence such action; and

       (c) Unless a demand is not required under Section 2.4(a), the Board of Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Board of Trustees shall be entitled to retain counsel or other advisors in considering the merits of the demand and shall require an undertaking by the Shareholders making such demand to reimburse the Trust for the fees and expense of any such counsel or other advisors and other out of pocket expenses of the Trust, in the event that the Board of Trustees determines not to bring such action. The Trust is hereby permitted to redeem or repurchase Shares of any Shareholder liable to the Trust under this Section 2.4(c) at a value determined by the Board of Trustees in accordance with the 1940 Act and other applicable law, and to set off against and retain any distributions otherwise payable to any Shareholder liable to the Trust under this Section 2.4(c), in payment of amounts due hereunder.

   For purposes of this Section 2.4, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are "independent trustees" (as such term in defined in the Delaware Act).

   Section 2.5 Assent to Agreement. Every Shareholder, by virtue of having purchased a Share, shall be held to have expressly assented to, and agreed to be bound by, the terms hereof. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to rights of said deceased, incapacitated, dissolved, terminated or bankrupt Shareholder under the Governing Instrument. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust

Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners.

   Section 2.6 Disclosure of Holding. The Shareholders or holders of other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct or indirect ownership of Shares or other securities of the Trust as the Trustees deem to be (i) in the best interests of the Trust or (ii) necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority or stock exchange on which the Shares are listed for trading.

                                  ARTICLE III
                                 THE TRUSTEES

   Section 3.1 Management of the Trust.

   (a) The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Agreement.

   (b) The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any and all foreign jurisdictions and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned.

   (c) The enumeration of any specific power in this Agreement shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court or other authority.

   Section 3.2 Number of Trustees. The Board shall consist of such number of trustees as shall be fixed from time to time by a majority of the Trustees; provided, however, that the number of trustees shall in no event be less than two (2) nor more than eleven (11); and provided further that the number of trustees shall be increased automatically to such number as is required to effectuate Section 3.4(b). The natural persons who have executed this Agreement shall be the Trustees as of the date hereof.

   Section 3.3 Classes of Trustees; Terms of Office of Trustees.

   (a) The Board of Trustees shall be divided into three classes. The number of Trustees in each class, and the individual Trustees assigned to each class, shall be determined by resolution of the Board of Trustees.

   (b) The terms of office for each class of Trustees shall be determined as follows:

      (1) The term of office of the first class shall expire on the date of the first annual meeting of Shareholders, or special meeting in lieu thereof at which Trustees are elected;

      (2) The term of office of the second class shall expire on the date of the second annual meeting of Shareholders or special meeting in lieu thereof at which Trustees are elected, following the date hereof;

      (3) The term of office of the third class shall expire on the date of the third annual meeting of Shareholders or special meeting in lieu thereof at which Trustees are elected, following the date hereof; and

      (4) Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected to succeed the Trustees whose terms of office expire for a term expiring on the date of the third annual meeting of Shareholders, or special meeting in lieu thereof at which Trustees are elected, following such expiration. The term of any Trustee standing for re-election who fails to receive sufficient votes to be elected to office due to a lack of quorum or a failure to receive the required Shareholder vote set forth in Section 3.4 shall continue for successive one year terms until such Trustee is duly elected, at which time such Trustee shall serve the remainder of the term of office for the class to which such Trustee was originally elected.

   (c) Each Trustee elected shall hold office until his or her successor shall have been elected at a meeting of Shareholders called for the purpose of electing Trustees and shall have qualified, except that:

      (1) Any Trustee may resign as trustee or may retire by written instrument signed by such Trustee and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein;

      (2) Any Trustee may be removed at any time, with or without cause, by written instrument signed by at least 75% of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; provided that from the date hereof through June 30, 2013, such instrument shall be signed by at least eighty percent (80%) of the number of Trustees prior to such removal;

      (3) Any Trustee who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and

      (4) A Trustee shall be retired in accordance with the terms of any retirement policy adopted by at least 75% of the Trustees and in effect from time to time.

   Section 3.4 Election, Vacancies and Appointment of Trustees.

   (a) Except as set forth in Section 3.4(b), Trustees shall be elected by the affirmative vote of a majority of the outstanding Shares of the Trust present in person or by proxy and entitled to vote at an annual meeting of Shareholders (or special meeting in lieu thereof at which Trustees are elected) at which a quorum is present.

   (b) At any time that Preferred Shares are issued and outstanding:

      (1) Two (2) Trustees shall at all times have been elected by the holders of Preferred Shares, voting as a separate class, or in the event of a vacancy of a Trustee so elected, appointed by the Board for such purpose in accordance with the terms of the Governing Instrument; and

      (2) The two Trustees to be elected solely by the holders of Preferred Shares shall be elected by the affirmative vote of a majority of the outstanding Preferred Shares present in person or by proxy and entitled to vote at an annual meeting of Shareholders (or special meeting in lieu thereof at which Trustees are elected) at which a quorum is present, voting as a separate class, and the remaining Trustees shall be elected by the Common Shares and Preferred Shares voting together as provided in Section 3.4(a) above.

      (3) The Preferred Shareholders voting as a separate class shall elect at least a majority of the Trustees, and the number of Trustees shall be fixed automatically to such increased number that is the smallest number that, when added to the two Trustees elected exclusively by the holders of Preferred Shares, would constitute a majority of the Board of Trustees as so increased, during any period that holders of Preferred Shares are entitled to elect a majority of the Trustees of the Fund pursuant to the designations and powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Shares as set forth by the Trustees in accordance with this Agreement (a "voting period"). Upon termination of a Voting Period, the voting rights described in this subparagraph 3.4(b)(3) shall cease and the terms of the additional Trustees elected pursuant to this Section 3.4(b)(3) shall immediately terminate; subject always, however, to the revesting of such voting rights upon the further occurrence of any of the events described in this subparagraph 3.4(b)(3).

   (c) In case of the declination to serve, death, resignation, retirement or removal of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the size of the Board, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the determination of the other Trustees of such vacancy shall be conclusive. In the case of any vacancy, the remaining Trustees may fill such vacancy by appointing such other person as they in their discretion shall see fit, or may leave such vacancy unfilled or may reduce the size of the Board to not less than two (2) Trustees. A Trustee appointed to fill any such vacancy shall serve for the remainder of the term commensurate with the class to which the person is appointed. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Board of Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.

   (d) An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, or removal of a Trustee, or an increase in the size of the Board effective at a later date, provided that said appointment shall become effective only at the time or after the expected vacancy occurs.

   (e) As soon as any Trustee appointed pursuant to this Section 3.4 or elected by the Shareholders shall have accepted the Trust and agreed in writing to be bound by the terms of the Agreement, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

   Section 3.5 Temporary Absence of Trustee. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

   Section 3.6 Effect of Death, Resignation, etc. of a Trustee. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement.

   Section 3.7 Ownership of Assets of the Trust. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trust, except that the Trustees may cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any Person as nominee.

   Section 3.8 Legal Standard. The Trustees shall be subject to the same fiduciary duties to which the directors of a Delaware corporation would be subject if the Trust were a Delaware corporation, the Shareholders were shareholders of such Delaware corporation and the Trustees were directors of such Delaware corporation, and such modified duties shall replace any fiduciary duties to which the Trustees would otherwise be subject. Without limiting the generality of the foregoing, all actions and omissions of the Trustees shall be evaluated under the doctrine commonly referred to as the "business judgment rule," as defined and developed under Delaware law, to the same extent that the same actions or omissions of directors of a Delaware corporation in a substantially similar circumstance would be evaluated under such doctrine. Notwithstanding the foregoing, the provisions of the Governing Instrument, to the extent that they modify, restrict or eliminate the duties (including fiduciary duties), and liabilities relating thereto, of a Trustee otherwise applicable under the foregoing standard or otherwise existing at law (statutory or common) or in equity, are agreed by each Shareholder and the Trust to replace such duties and liabilities of such Trustee under the foregoing standard or otherwise existing at law (statutory or common) or in equity.

   Section 3.9 Other Business Interests. The Trustees shall devote to the affairs of the Trust such time as may be necessary for the proper performance of their duties hereunder, but neither the Trustees nor the officers, directors, shareholders, partners or employees of the Trustees, if any, shall be expected to devote their full time to the performance of such duties. The Trustees, or any Affiliated Person, shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in, or possess an interest in, any business or venture other than the Trust, of any nature and description, independently or with or for the account of others. None of the Trust or any Shareholder shall have the right to participate or share in such other business or venture or any profit or compensation derived therefrom.

                                  ARTICLE IV
                            POWERS OF THE TRUSTEES

   Section 4.1 Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust.

   (a) Without limiting the foregoing and subject to any applicable limitation in the Governing Instrument or applicable law, the Trustees shall have power and authority:

      (1) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on, distribute and otherwise deal with and lease any or all of the assets of the Trust;

      (2) To operate as, and to carry on the business of, an investment company, and to exercise all the powers necessary and appropriate to the conduct of such operations;

      (3) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust Property;

      (4) To provide for the distribution of Shares either through a principal underwriter in the manner hereafter provided for or by the Trust itself, or both, or otherwise pursuant to an underwriting agreement of any kind;

      (5) To adopt Bylaws not inconsistent with this Agreement providing for the conduct of the business of the Trust and to amend and repeal them all without a vote of the Shareholders; such Bylaws shall be deemed incorporated and included in the Governing Instrument;

      (6) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

      (7) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other domestic or foreign entities as custodians of any assets of the Trust subject to any conditions set forth in this Agreement or in the Bylaws;

      (8) To retain one or more transfer agents and shareholder servicing agents;

      (9)  To set record dates in the manner provided herein or in the Bylaws;

      (10) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter or other agent or independent contractor;

      (11) To sell or exchange any or all of the assets of the Trust, subject to the right of Shareholders, if any, to vote on such transaction pursuant to Section 6.1;

      (12) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies and powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustee shall deem proper;

      (13) To exercise powers and rights of subscription or otherwise that in any manner arise out of ownership of securities;

      (14) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trust or a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware statutory trusts or investment companies;

      (15) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, with respect to any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

       (16) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

       (17) To declare and pay dividends and make distributions of income and of capital gains and capital to Shareholders in the manner hereinafter provided;

       (18) To repurchase Shares from time to time as permitted by applicable law, upon such terms and conditions as the Trustees shall establish;

       (19) To establish one or more committees or sub-committees, to delegate any of the powers of the Trustees to said committees or sub-committees and to adopt a written charter for one or more of such committees or sub-committees governing its membership, duties and operations and any other characteristics as the Trustees may deem proper, each of which committees and sub-committees may consist of less than the whole number of Trustees then in office, and may be empowered to act for and bind the Trustees and the Trust as if the acts of such committee or sub-committee were the acts of all the Trustees then in office;

       (20) To interpret the investment policies, practices or limitations of the Trust;

       (21) To establish a registered office and have a registered agent in the State of Delaware;

       (22) To enter into joint ventures, general or limited partnerships, limited liability companies, and any other combinations and associations; and

       (23) In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

    (b) The foregoing clauses of Section 4.1(a) shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

    (c) Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust, and not an action in an individual capacity.

    (d) The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

    (e) No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

   Section 4.2 Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Articles II and VII hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust with respect to which such Shares are issued.

   Section 4.3 Action by the Trustees. Except as otherwise set forth herein, the Board of Trustees or any committee or sub-committee thereof shall act by majority vote of those present at a meeting duly called as set forth in the Bylaws at which a quorum required by the Bylaws is present. Any action that may be taken by the Board of Trustees or any committee or sub-committee thereof by majority vote at a meeting duly called and at which a quorum required by the Bylaws is present, may also be taken by written consent of at least seventy-five percent (75%) of the Trustees or members of the committee or sub-committee, as the case may be, without a meeting, provided that the writing or writings are filed with the minutes of proceedings of the Board or committee or sub-committee. Written consents or waivers of the Trustees may be executed in one or more counterparts. Any written consent or waiver may be provided and delivered to the Trust by any means by which notice may be given to a Trustee. Subject to the requirements of the Governing Instrument and the 1940 Act, the Trustees by Majority Trustee Vote may delegate to any Trustee or Trustees or committee or sub-committee of Trustees, officer or officers of the Trust or any agent of the Trust authority to approve particular matters or take particular actions on behalf of the Trust; provided that if an action of the Trustees requires a vote greater than a Majority Trustee Vote, such greater vote shall be required to delegate such action to any Trustee or Trustees or committee or sub-committee of Trustees.

   Section 4.4 Principal Transactions. Subject to Article IX, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, underwriter, or transfer agent for the Trust or with any Affiliated Person of such Person; and the Trust may employ any such Person, or firm or Company in which such Person is an Affiliated Person, as broker, legal counsel, registrar, investment adviser, underwriter, administrator, transfer agent, dividend disbursing agent, custodian, or in any capacity upon customary terms, subject in all cases to applicable laws, rules, and regulations and orders of regulatory authorities.

   Section 4.5 Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser and manager, administrator, principal underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

   Section 4.6 Trustee Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust. They may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.

   Section 4.7 Independent Trustee. A Trustee who is an "independent trustee," as that term is defined in the Delaware Act, shall be deemed to be independent and disinterested for all purposes when making any determinations or taking any action as a Trustee.

                                   ARTICLE V
                 INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND
                                TRANSFER AGENT

   Section 5.1 Investment Adviser.

   (a) The Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine.

   (b) The Trustees may authorize the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon among the Trustees, the investment adviser and sub-adviser. Any references in this Agreement to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

   Section 5.2 Other Service Contracts. The Trustees may authorize the engagement of a principal underwriter, transfer agent, administrator, custodian, and any other service providers they deem to be in the best interest of the Trust.

   Section 5.3 Parties to Contract. Any contract of the character described in Sections 5.1 and 5.2 may be entered into with any corporation, firm, partnership, trust, association or other legal entity, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, member, employee or agent or hold any other similar office with respect to such other party to the contract.

   Section 5.4 Miscellaneous. The fact that (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any company or of or for any parent or affiliate of any company, with which an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian or other agency contract may have been or may hereafter be made, or that any such company, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that (ii) any company with which an advisory or administration contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian, or other agency contract may have been or may hereafter be made also has an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian or other agency contract with one or more other companies, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                  ARTICLE VI
                    SHAREHOLDERS' VOTING POWERS AND MEETING

   Section 6.1 Voting Powers.

   (a) The Shareholders shall have power to vote only to:

       (1) Elect Trustees, provided that a meeting of Shareholders has been called for that purpose;

       (2) Approve transactions described in Section 6.2 and Article IX of this Agreement;

       (3) Approve any amendment to Section 3.3 to declassify the Board, to this Article VI or Article IX or, to the extent required by
           Section 6.2, to Section 8.4; and

       (4) Approve such additional matters as may be required by the 1940 Act, the Governing Instrument or any stock exchange on which the Shares are listed for trading, or as the Trustees, in their sole discretion, shall determine.

   (b) Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, or by the Governing Instrument that may be taken by Shareholders.

   (c) Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote.

   (d) Except as otherwise provided in the Governing Instrument, on any matter submitted to a vote of the Shareholders, all Shares shall be voted together as a single class, except when required by applicable law,
       Section 3.4(b) or when the Trustees have determined that the matter affects the interests of one or more classes or affects each class differently, then the Shareholders of each such affected class shall be entitled to vote separately thereon.

   (e) Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter.

   (f) Except as otherwise provided in the Governing Instrument, an affirmative Majority Shareholder Vote shall be required to approve any matter requiring a vote of the Shareholders.

   (g) Only Record Owners shall have the power to cast a vote at a meeting of shareholders subject to the voting provisions set forth in the Governing Instrument. Beneficial owners of Shares who are not Record Owners shall not be entitled to cast a vote at a meeting of Shareholders but shall be entitled to provide voting instructions to corresponding Record Owners, subject to any limitations imposed by applicable law and stock exchanges on which the Shares are listed for trading.

   Section 6.2 Additional Voting Powers and Voting Requirements for Certain Actions.

   (a) Notwithstanding any other provision of this Agreement, the Shareholders shall have power to vote to approve any amendment to Section 8.4 of this Agreement approved by the Board of Trustees that would have the effect of reducing the indemnification provided thereby to Shareholders or former Shareholders, and any such action shall require the affirmative vote or consent of Shareholders owning at least seventy-five percent (75%) of the outstanding Shares.

   (b) Notwithstanding any other provision of this Agreement, any amendment to
       Section 3.3 to declassify the Board or to this Article VI or Article IX of this Agreement shall require the affirmative vote or consent of the Board of Trustees followed by the affirmative vote or consent of Shareholders owning at least seventy-five percent (75%) of the outstanding Shares, unless such amendment has been previously approved, adopted or authorized by the affirmative vote of at least two-thirds (66 2/3%) of the Board of Trustees, in which case an affirmative Majority Shareholder Vote shall be required.

   (c) The voting requirements set forth in this Section 6.2 shall be in addition to, and not in lieu of, any vote or consent of the Shareholders otherwise required by applicable law (including, without limitation, any separate vote by class that may be required by the 1940 Act) or by the Governing Instrument.

   (d) Any additional matter not expressly requiring a vote of Shareholders on which the Trustees determine the Shareholders shall have power to vote shall require the affirmative vote or consent of Shareholders owning at least seventy-five percent (75%) of the outstanding Shares, unless such matter has been previously approved, adopted or authorized by the affirmative vote of at least two-thirds (66 2/3%) of the Board of Trustees, in which case an affirmative Majority Shareholder Vote shall be required.

                                  ARTICLE VII
                         DISTRIBUTIONS AND REPURCHASES

   Section 7.1 Distributions. The Trustees may from time to time declare and pay dividends and make other distributions with respect to any Shares or class thereof, which may be from surplus, income, capital gains or capital or distributions in kind of the assets of the Trust. Subject to the rights of the holders of Preferred Shares, if any, the amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees, although the Trustees pursuant to Section 4.1(a)(10) may delegate the authority to set record, declaration, payment and ex-dividend dates, determine the amount of dividends and distributions and pay such dividends and distributions. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. The Trustees shall have the power and authority to amend, correct or change the amount of any declared dividend or distribution from time to time until such dividend or distribution has been paid to shareholders. All dividends and other distributions on Shares or a class thereof shall be distributed pro rata to the Record Owners of such class, as the case may be, in proportion to the number of Shares or Shares of such class they held on the record date established for such payment. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash distribution payment plans, or similar plans as the Trustees deem appropriate.

   Section 7.2 Repurchase of Shares With Shareholder Consent.

       (a) Subject to the Governing Instrument, the Trust may repurchase Shares on the open market or such Shares as are tendered by any Record Owner for repurchase pursuant to a repurchase offer or tender offer, if any, made by the Trust periodically or from time to time, upon the presentation by the Record Owner of a proper instrument of transfer together with a request directed to the Trust, its transfer agent or other duly authorized agent, that the Trust repurchase such Shares, or in accordance with such other procedures for repurchase as the Board of Trustees may from time to time authorize; and the Trust will pay therefor a price that meets the requirements of Section 23 of the 1940 Act, and the rules and regulations adopted thereunder, and that is in accordance with the terms of such repurchase offer, tender offer, the Governing Instrument and other applicable law.

       (b) The repurchase price may in any case or cases be paid wholly or partly in kind if the Board of Trustees determines that such payment is advisable in the interest of the Trust. Subject to the foregoing, the fair value, selection and quantity of securities or other property of the Trust so paid or delivered as all or part of the repurchase price shall be determined by or under authority of the Board of Trustees. Subject to applicable law, the Trust shall not be liable for any delay of any corporation or other Person in transferring securities or other property selected for delivery as all or part of any payment in kind.

   Section 7.3 Repurchase of Shares Without Shareholder Consent. Subject to the Governing Instrument, the Trust shall have the right at its option and at any time, subject to the 1940 Act and other applicable law, to repurchase Shares of any Shareholder at a price that meets the requirements of Section 23 of the 1940 Act, and the rules and regulations adopted thereunder, and that is in accordance with the terms of the Governing Instrument and other applicable law:
(a) if at such time, such Shareholder owns Shares having an aggregate net asset value of less than an amount determined from time to time by the Trustees; or
(b) to the extent that such Shareholder owns Shares in an amount less than, equal to or in excess of a percentage or certain number of the Shares determined from time to time by the Trustees.

   Section 7.4 Transfer of Shares. Shares shall be transferable in accordance with the provisions of the Bylaws.

   Section 7.5 Redemptions. Unless otherwise provided in the rights of any series of Preferred Shares, the Shares of the Trust are not redeemable at the option of the holders thereof.

                                 ARTICLE VIII
                  LIMITATION OF LIABILITY AND INDEMNIFICATION

   Section 8.1 Limitation of Liability. A Trustee or officer of the Trust, when acting in such capacity, shall not be personally liable to any person for any act, omission or obligation of the Trust or any Trustee or officer of the Trust; provided, however, that nothing contained herein shall protect any Trustee or officer against any liability to the Trust or to Shareholders to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office with the Trust.

   Section 8.2 Indemnification of Covered Persons. Every Covered Person shall be indemnified by the Trust to the fullest extent permitted by the Delaware Act, the Bylaws and other applicable law.

   Section 8.3 Insurance. To the fullest extent permitted by applicable law, the Board of Trustees shall have the authority to purchase with Trust Property insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Covered Person in connection with any proceeding in which such Covered Person becomes involved by virtue of such Covered Person's actions, or omissions to act, in its capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify such Covered Person against such liability.

   Section 8.4 Indemnification of Shareholders. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder of the Trust and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or general successor) shall be entitled, out of the Trust's assets, to be held harmless from and indemnified against all loss and expense arising from such liability in accordance with the Bylaws and applicable law. The Trust, on its own behalf, shall upon request by the Shareholder, assume the defense of any such claim made against the Shareholder for any act or obligation of the Trust.

   Section 8.5 Indemnification of the Trust. Except to the extent expressly set forth in the Governing Instrument, each Shareholder will be liable to the Trust for, and indemnify and hold harmless the Trust (and any subsidiaries or affiliates thereof) from and against, all costs, expenses, penalties, fines or other amounts, including without limitation, reasonable attorneys' and other professional fees, whether third party or internal, arising from any action against the Trust in which such Shareholder is not the prevailing party, and shall pay such amounts on demand, together with interest on such amounts, which interest will accrue at the lesser of the Trust's highest marginal borrowing rate, per annum compounded, and the maximum amount permitted by law, from the date such costs or the like are incurred until the receipt of payment. The Trust is hereby permitted to redeem or repurchase Shares of any Shareholder liable to the Trust under this Section 8.5 at a value determined by the Board of Trustees in accordance with the 1940 Act and other applicable law, and to set off against and retain any distributions otherwise payable to any Shareholder liable to the Trust under this Section 8.5, in payment of amounts due hereunder.

                                  ARTICLE IX
                             CERTAIN TRANSACTIONS

   Section 9.1 Vote Required. Notwithstanding any other provision of this Agreement to the contrary and subject to the exceptions provided in this
Article IX, each of the transactions described in this Article IX shall require the approval of the Board of Trustees followed by the affirmative vote of the holders of not less than 75% of the outstanding Shares unless such transaction has been previously approved by the affirmative vote of at least two-thirds (66 2/3%) of the Board of Trustees, in which case an affirmative Majority Shareholder Vote shall be required. Such affirmative vote shall be in addition to the vote or consent of Shareholders otherwise required by law or by the terms of any class of Preferred Shares, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

   Section 9.2 Dissolution of the Trust or Termination of a Class.

   (a) The Trust shall have perpetual existence, except that the Trust shall be dissolved upon approval by vote of the Board followed by a vote of Shareholders as set forth in Section 9.1; provided that if the affirmative vote of at least seventy-five percent (75%) of the Board approves the dissolution, no vote of Shareholders shall be required to dissolve the Trust.

   (b) Upon dissolution of the Trust, the Trust shall carry on no business except for the purpose of winding up its affairs, and all powers of the Trustees under this Agreement shall continue until such affairs have been wound up. Without limiting the foregoing, the Trustees shall (in accordance with Section 3808 of the Delaware Act) have the power to:

       (1) Fulfill or discharge the contracts of the Trust;

       (2) Collect its assets;

       (3) Sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind;

       (4) Pay or make reasonable provision (including through the use of a liquidating trust) to pay all claims and obligations of the Trust, including all contingent, conditional or unmatured claims and obligations known to the Trust, and all claims and obligations which are known to the Trust, but for which the identity of the claimant is unknown, and claims and obligations that have not been made known to the Trust or that have not arisen but that, based on the facts known to the Trust, are likely to arise or to become known to the Trust within 10 years after the date of dissolution; and

       (5) Do all other acts appropriate to liquidate its business.

   (c) If there are sufficient assets held with respect to the Trust, such claims and obligations shall be paid in full and any such provisions for payment shall be made in full. If there are insufficient assets held with respect to the Trust, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets (including, without limitation, cash, securities or any combination thereof) held with respect to the Trust shall be distributed to the Record Owners of the Trust ratably according to the number of Shares of the Trust held of record by the several Record Owners on the date for such dissolution distribution, subject to any then existing preferential rights of Shares.

   (d) On completion of distribution of the remaining assets and upon the winding up of the Trust in accordance with Section 3808 of the Delaware Act and its termination, any one (1) Trustee shall execute, and cause to be filed, a certificate of cancellation, with the office of the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the Delaware Act, whereupon the Trust shall terminate and the Trustees and the Trust shall be discharged from all further liabilities and duties hereunder with respect thereto. The Trustees shall not be personally liable to the claimants of the dissolved Trust by reason of the Trustees' actions in winding up the Trust's affairs if the Trustees complied with Section 3808(e) of the Delaware Act.

   (e) Each class hereafter created shall have perpetual existence unless terminated upon:

       (1)The vote of the Board of Trustees; or

       (2)The occurrence of a termination event pursuant to any Board resolution establishing and designating such class.

   Section 9.3 Merger or Consolidation; Conversion; Reorganization.

   (a) Merger or Consolidation.

       (1) Pursuant to an agreement of merger or consolidation, the Board of Trustees may cause the Trust or any of its subsidiaries to merge or consolidate with or into one or more statutory trusts or "other business entities" (as defined in Section 3801 of the Delaware Act) formed or organized or existing under the laws of the State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall require approval by vote of the Board of Trustees followed by approval of the Shareholders as set forth in
           Section 9.1.

       (2) By reference to Section 3815(f) of the Delaware Act, any agreement of merger or consolidation approved in accordance with this
           Section 9.3(a) may, without a separate Shareholder vote, unless required by the 1940 Act or the requirements of any stock exchange on which Shares are listed for trading, effect any amendment to the Governing Instrument or effect the adoption of a new governing instrument if the Trust is the surviving or resulting statutory trust in the merger or consolidation, which amendment or new governing instrument shall be effective at the effective time or date of the merger or consolidation.

       (3) If the Trust is to be the surviving or resulting statutory trust, any one (1) Trustee shall execute, and cause to be filed, a certificate of merger or consolidation in accordance with
           Section 3815 of the Delaware Act.

   (b) Conversion.

       (1) The Board of Trustees may cause:

              (A) The Trust to convert to an "other business entity" (as defined in Section 3801 of the Delaware Act) formed or organized under the laws of the State of Delaware as permitted pursuant to Section 3821 of the Delaware Act;

              (B) The Shares of the Trust to be converted into beneficial interests in another statutory trust; or

              (C) The Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law.

       (2) Any such statutory conversion, Share conversion or Share exchange shall require approval by vote of the Board of Trustees followed by the approval of the Shareholders of the Trust as set forth in
           Section 9.1.

   (c) Reorganization.

       (1) The Board of Trustees may cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust ("sale of Trust assets") to another trust, statutory trust, partnership, limited partnership, limited liability company, corporation or other association organized under the laws of any state, or to one or more separate series thereof, in exchange for cash, shares or other securities, with such sale, conveyance and transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities associated with the Trust, or (b) not being made subject to, or not with the assumption of, such liabilities.

       (2) Any such sale, conveyance and transfer shall require approval by vote of the Board of Trustees followed by the approval of the Shareholders of the Trust as set forth in Section 9.1.

       (3) Following such sale of Trust assets, the Board of Trustees shall distribute such cash, shares or other securities ratably among the Record Owners of the Trust (giving due effect to the differences among the various classes).

       (4) If all of the assets of the Trust have been so sold, conveyed and transferred, the Trust shall be dissolved.

   Section 9.4 Reclassification of the Trust. The Board of Trustees may cause the Trust to be converted from a "closed-end company" to an "open-end company" (as those terms are defined, respectively, in Sections 5(a)(2) and 5(a)(1) of the 1940 Act). Such reclassification of the Trust shall require approval by vote of the Board of Trustees followed by the approval of Shareholders as set forth in Section 9.1.

   Section 9.5 Principal Shareholder Transactions.

   (a) Notwithstanding any other provision of this Agreement and subject to the exceptions provided in Section 9.5(c), the types of transactions described in sub-paragraphs (1) through (3) below shall require approval by vote of the Board of Trustees and the Shareholders of the Trust as set forth in Section 9.1 when a Principal Shareholder (as defined in Section 9.5(b)) is a party to the transaction.

       (1) The issuance of any securities of the Trust or any of its subsidiaries to any Principal Shareholder for cash (other than pursuant to any dividend reinvestment plan).

       (2) The sale, lease or exchange of all or any substantial part of the assets of the Trust or any of its subsidiaries to any Principal Shareholder (except assets having an aggregate fair market value of less than two percent (2%) of the total assets of the Trust or any of its subsidiaries, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

       (3) The sale, lease, or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust or any of its subsidiaries, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than two percent (2%) of the total assets of the Trust or any of its subsidiaries, aggregating for the purpose of such computation, all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

   (b) For purposes of this Section 9.5, the term "Principal Shareholder" shall mean any Person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "1934 Act")), that is the beneficial owner, directly or indirectly, of five percent (5%) or more of the Shares of the Trust and shall include any affiliate or associate, as such terms are defined in clause (2) below, of a Principal Shareholder, but shall not include the investment adviser of the Trust or any affiliated person of the investment adviser of the Trust. For the purposes of this Section 9.5, in addition to the Shares that a Principal Shareholder beneficially owns directly, a Principal Shareholder shall be deemed to be the beneficial owner of any Shares (1) which the Principal Shareholder has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (2) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (1) above), by any other Person or group with which the Principal Shareholder or its "affiliate" or "associate," as those terms are defined in Rule 12b-2, or any successor rule, under the 1934 Act, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares, or which is its "affiliate" or "associate" as so defined. For purposes of this Section 9.5, calculation of the total Shares of the Trust shall not include Shares deemed owned through application of clause (1) above.

   (c) The provisions of this Section 9.5 shall not be applicable to any such transaction between the Trust and any entity of which a majority of the outstanding shares of all classes and series of a stock normally entitled to vote in elections of directors is owned of record and beneficially by the Trust and its subsidiaries.

   (d) The Board of Trustees shall have the power and duty to determine for the purposes of this Section 9.5, on the basis of information known to the Trust, whether:

       (1) A Person or group beneficially owns five percent (5%) or more of the Shares;

       (2) A corporation, person or entity is an "affiliate" or "associate" (as defined above) of another; and

       (3) The assets being sold, leased or exchanged by or to the Trust have an aggregate fair market value of less than 2% of the total assets of the Trust (as defined above).

       Any such determination shall be conclusive and binding for all purposes of this Section 9.5 in the absence of manifest error.

   Section 9.6 Absence of Appraisal or Dissenters' Rights. No Shareholder shall be entitled, as a matter of right, to an appraisal by the Delaware Court of Chancery or otherwise of the fair value of the Shareholder's Shares or to any other relief as a dissenting Shareholder in respect of any proposal or action involving the Trust or any class of Shares.

                                   ARTICLE X
                                 MISCELLANEOUS

   Section 10.1 Trust Not a Partnership; Taxation.

   (a) It is hereby expressly declared that a trust and not a partnership is created hereby. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees in their capacity as such shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders, the Trustees, nor the Trust's officers nor any of the agents of the Trustees whether past, present or future, shall be personally liable therefor.

   (b) It is intended that the Trust be classified for income tax purposes as an association taxable as a corporation, and the Trustees shall do all things that they, in their sole discretion, determine are necessary to achieve that objective, including (if they so determine), electing such classifications on Internal Revenue Form 8832. The Trustees, in their sole discretion and without the vote or consent of the Shareholders, may amend this Agreement to ensure that this objective is achieved.

   Section 10.2 Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article VIII and to this Section 10.2, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and subject to the provisions of Article VIII and this Section 10.2, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

   Section 10.3 Filing of Copies, References, Headings. The original or a copy of this Agreement or any amendment hereto or any supplemental agreement shall be kept at the office of the Trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Agreement, rather than the headings, shall control. This Agreement may be executed in any number of counterparts each of which shall be deemed an original.

   Section 10.4 Governing Law.

   (a) The Trust and the Governing Instrument (including this Agreement) and the rights, obligations and remedies of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act, including the provision that gives maximum freedom to contract, the other laws of the State of Delaware and the applicable provisions of the 1940 Act. Notwithstanding the foregoing, the following provisions shall not be applicable to the Trust, the Trustees, the Shareholders or the Governing Instrument:

       (1) The provisions of Section 3533, 3540, 3561 and 3583(a) of Title 12 of the Delaware Code; or

       (2) Any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate:

           (A) The filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges;

           (B) Affirmative requirements to post bonds for trustees, officers, agents or employees of a trust;

           (C) The necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property;

           (D) Fees or other sums payable to trustees, officers, agents or employees of a trust;

           (E) The allocation of receipts and expenditures to income or principal;

           (F) Restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets; or

           (G) The establishment of fiduciary or other standards or responsibilities or limitations on the indemnification, acts or powers of trustees or other Persons, which are inconsistent with the limitations of liabilities or authorities and powers of the Trustees or officers of the Trust set forth or referenced in the Governing Instrument.

   (b) The Trust shall be of the type commonly called a "statutory trust," and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions; provided, however, that the exercise of any such power, privilege or action shall not otherwise violate applicable law.

   Section 10.5 Amendments. Except as specifically provided in Article VI hereof or otherwise expressly limited by the Governing Instrument, the Trustees may, without any Shareholder vote, amend this Agreement by making an amendment to this Agreement, an agreement supplemental hereto, or an amended and restated trust instrument. Any such amendment to any Article of this Agreement except to
Section 3.2 to change the minimum or maximum number of trustees, to Section 3.3 to declassify the Board, to Article VI or Article IX, to the extent required by
Section 6.2, to Section 8.4, or to this Section 10.5, having been approved by a Majority Trustee Vote, shall become effective, unless otherwise provided by such Trustees (notwithstanding that the section being amended may require a higher Trustee vote), upon being executed by a duly authorized officer of the Trust. Any amendment to Section 3.2 to change the minimum or maximum number of trustees or to this Section 10.5, having been approved by the affirmative vote of 75% of the Board of Trustees shall become effective upon being executed by a duly authorized officer of the Trust. For the avoidance of doubt, any determination of the number of trustees within the minimum and maximum range may be determined by a majority of the Trustees and the provisions of
Section 3.4(b) to increase the size of the Board are not subject to a Majority Trustee Vote. Any amendment to Section 3.3 to declassify the Board or to
Article VI or Article IX, or, to the extent required by Section 6.2,
Section 8.4, having been approved by the requisite vote of the Board of Trustees followed by the requisite vote of the Shareholders as provided in
Section 9.1, shall become effective upon being executed by a duly authorized officer of the Trust. A certification signed by a duly authorized officer of the Trust setting forth an amendment to this Agreement and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of this Agreement, as amended, executed by a majority of the Trustees, or a duly authorized officer of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

   Section 10.6 Provisions in Conflict with Law. The provisions of this Agreement are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with applicable law, the conflicting provision shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

   Section 10.7 Record Owners' Right to Shareholder List and Other Records. Except as may be required by Regulation 14A promulgated under the 1934 Act, no Shareholder shall have the right to obtain from the Trust a list of the Trust's Shareholders. Except as required by the Act or as expressly provided in the Governing Instrument, Shareholders shall have no right to inspect the records, documents, accounts and books of the Trust. Any request to inspect the records of the Trust shall be submitted by the Shareholder to the Trust in writing. Upon receipt of any such request, the Trustees shall determine whether delivery of records pertaining to such request is required by the Act or is otherwise necessary or appropriate, as determined by the Trustees in their sole discretion, and whether such request complies with the requirements of the Act and, if so, establish procedures for such inspection. To preserve the integrity of the records, the Trust may provide certified copies of Trust records rather than originals. The Trust shall not be required to create records or obtain records from third parties to satisfy a Shareholder request. The Trust may require a requesting Shareholder to pay in advance or otherwise indemnify the Trust for the costs and expenses of such Shareholder's inspection of records. The rights provided for in this Section 10.7 shall not extend to any Person who is a Shareholder but not also a Record Owner.

   Section 10.8 Reports. The Trustees shall cause to be prepared at least annually and more frequently to the extent and in the form required by law, regulation or any stock exchange on which Shares are listed a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be mailed to all Shareholders within the time required by the 1940 Act, and in any event within a reasonable period preceding the meeting of Shareholders. The Trustees shall, in addition, furnish to the Shareholders at least semi-annually to the extent required by law, interim reports containing an unaudited balance sheet of the Trust as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

   Section 10.9 Use of the Name "Invesco". The Board of Trustees expressly agrees and acknowledges that the name "Invesco" is the sole property of Invesco Ltd. ("Invesco"). Invesco has granted to the Trust a non-exclusive license to use such name as part of the name of the Trust now and in the future. The Board of Trustees further expressly agrees and acknowledges that the non-exclusive license granted herein may be terminated by Invesco if the Trust ceases to use Invesco or one of its Affiliated Persons as investment adviser or to use other Affiliated Persons or successors of Invesco for such purposes. In such event, the non-exclusive license may be revoked by Invesco and the Trust shall cease using the name "Invesco" or any name misleadingly implying a continuing relationship between the Trust and Invesco or any of its Affiliated Persons, as part of its name unless otherwise consented to by Invesco or any successor to its interests in such name.

   The Board of Trustees further understands and agrees that so long as Invesco and/or any future advisory Affiliated Person of Invesco shall continue to serve as the Trust's investment adviser, other registered open- or closed-end investment companies ("funds") and other types of investment vehicles as may be sponsored or advised by Invesco or its Affiliated Persons shall have the right permanently to adopt and to use the name "Invesco" in their names and in the names of any series or class of shares of such funds.

   IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument this 15th day of May, 2012.


                                                  /s/ David C. Arch
                                                  ------------------------------
                                                  David C. Arch

                                                  /s/ Jerry D. Choate
                                                  ------------------------------
                                                  Jerry D. Choate

                                                  /s/ Linda Hutton Heagy
                                                  ------------------------------
                                                  Linda Hutton Heagy

                                                  /s/ R. Craig Kennedy
                                                  ------------------------------
                                                  R. Craig Kennedy

                                                  /s/ Colin D. Meadows
                                                  ------------------------------
                                                  Colin D. Meadows

                                                  /s/ Hugo F. Sonnenschein
                                                  ------------------------------
                                                  Hugo F. Sonnenschein

                                                  /s/ Wayne W. Whalen
                                                  ------------------------------
                                                  Wayne W. Whalen

                                                  /s/ Suzanne H. Woolsey
                                                  ------------------------------
                                                  Suzanne H. Woolsey, Ph.D.